UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange
1.875% Notes due 2026	PKI 21A	The New York Stock Exchange
0.600% Notes due 2021	PKI 21B	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

In response to anticipated investor questions regarding the press release issued by PerkinElmer, Inc. (the “Company”) on March 24, 2020 announcing the U.S. Food and Drug Administration’s Emergency Use Authorization (EUA) approval of the Company’s new Coronavirus RT-PCR test, the Company expects to provide information that to address growing supply constraints worldwide, it has expanded the production capacity of its extraction and RT-PCR tests at its global facilities and has the capability to ship millions of these solutions to its customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: March 25, 2020	By:	/s/ Joel S. Goldberg
Joel S. Goldberg
Senior Vice President, Administration, General Counsel and Secretary